Exhibit 99.1

Rapid7 Announces First Quarter 2017 Financial Results

•	Total revenue was $45.2 million, an increase of 30% year-over-year

•	GAAP loss from operations was ($10.5) million, non-GAAP loss from operations was ($5.7) million

•	Calculated billings were $43.8 million, an increase of 21% year-over-year

Boston, MA – May 9, 2017 – Rapid7, Inc. (NASDAQ: RPD), a leading provider of analytics solutions for security and IT operations, today announced its financial results for the first quarter of 2017.

“We are off to a strong start in 2017. We achieved solid revenue and calculated billings growth, healthy operating leverage, and built further momentum across our business. As a result, we were able to modestly improve our revenue and operating loss guidance for 2017” said Corey Thomas, president and chief executive officer of Rapid7.

“In early April, we took a major step forward in our product and platform evolution, with the addition of InsightVM, our cloud-based vulnerability management solution, to the Rapid7 Insight platform. InsightVM fully leverages the power of the cloud, our shared data collection infrastructure and leading threat intelligence to provide live answers to security professionals’ most critical questions. By providing integrated solutions that reduce complexity and the total cost of ownership, we believe we can drive new customer growth and make it attractive for users to consolidate their security and IT analytics usage on our platform.”

First Quarter 2017 Financial Results

•	Total revenue was $45.2 million, an increase of 30% year-over-year.

•	Calculated billings were $43.8 million, an increase of 21% year-over-year.

•	GAAP loss from operations was ($10.5) million, an improvement compared to GAAP loss from operations of ($15.6) million in the first quarter of 2016. For the first quarter of 2017, non-GAAP loss from operations was ($5.7) million, an improvement compared to non-GAAP loss from operations of ($9.5) million in the first quarter of 2016.

•	Adjusted EBITDA was ($4.6) million, an improvement compared to an adjusted EBITDA of ($8.4) million in the first quarter of 2016.

•	GAAP net loss was ($10.5) million or a GAAP loss per share of ($0.25), an improvement compared with GAAP net loss of ($15.6) million or a GAAP loss per share of ($0.38) for the first quarter of 2016. Non-GAAP net loss was ($5.8) million or a non-GAAP net loss per share of ($0.14), an improvement compared with non-GAAP net loss of ($9.5) million or a non-GAAP net loss per share of ($0.23) for the first quarter of 2016.

•	The Company generated $3.3 million in cash from operations, an improvement compared to ($1.6) million in cash used for operations in the first quarter of 2016.

Recent Business Metrics and Highlights

•	The customer renewal rate for the first quarter of 2017, which includes upsells and cross-sells of additional products and services, was 120%. The expiring revenue renewal rate, which excludes upsells and cross-sells of additional products and services, was 88% in the first quarter of 2017.

•	69% of total revenue in the first quarter of 2017 was recurring revenue, which is comprised of content subscriptions, maintenance and support, cloud-based subscriptions, managed services subscriptions, and term licenses.

•	Announced the evolution of the Rapid7 Insight platform with the availability of two new cloud-based solutions: InsightVM, for vulnerability management, and InsightAppSec, for application security testing. Processing more than 50 billion events and monitoring millions of assets daily, we believe the Insight platform is the first to unify solutions for vulnerability management, user behavior analytics (UBA), SIEM, IT log analytics, and application security.

•	89% of total revenue for the first quarter of 2017 came from deferred revenue on the balance sheet at the beginning of the quarter.

•	For the first quarter of 2017, total revenue from North America increased 26% year-over-year to $38.0 million and comprised 84% of total revenue. Total revenue from international increased 55% year-over-year to $7.3 million and comprised 16% of total revenue for the first quarter of 2017.

•	Ended the first quarter of 2017 with over 6,300 customers, an increase of 18% year-over-year.

•	For additional details, please refer to the financial data tables posted on our website at http://investors.rapid7.com.

Second Quarter and Full-Year 2017 Guidance

Rapid7 anticipates total revenue, non-GAAP loss from operations, and non-GAAP net loss per share to be in the following ranges:

Second Quarter 2017:

Total revenue	$45.4 to $46.8 million
Non-GAAP Loss from Operations	$(8.3) to $(7.3) million
Net loss per share (non-GAAP)	$(0.20) to $(0.18)

The second quarter 2017 net loss per share calculation assumes 42.5 million basic and diluted weighted average common shares outstanding.

Updated Full-Year 2017:

Total revenue	$193 to $198 million
Non-GAAP Loss from Operations	$(28.0) to $(25.5) million
Net loss per share (non-GAAP)	$(0.66) to $(0.61)
Calculated Billings	$224 to $234 million

The full-year net loss per share calculation assumes 42.8 million basic and diluted weighted average common shares outstanding. Guidance for the second quarter and full-year 2017 does not include any potential impact of foreign exchange gains or losses.

Non-GAAP guidance excludes estimates for stock-based compensation expense, amortization of intangible assets, acquisition-related expenses and certain non-recurring, one-time items. Rapid7 has provided a reconciliation of historical non-GAAP financial measures to the most comparable GAAP measures in the financial statement tables included in this press release. A reconciliation of non-GAAP guidance measures to the most comparable GAAP measures is not available on a forward-looking basis.

Conference Call and Webcast Information

Rapid7 will host a conference call today, May 9, 2017, to discuss its results at 4:30 p.m. Eastern Time. The call will be accessible by telephone at 800-403-7802 (domestic) or 303-223-2693 (international). The call will also be available live via webcast on the Company’s website at http://investors.rapid7.com. A telephone replay of the conference call will be available at 800-633-8284 or 402-977-9140 (access code 21849892) until May 12, 2017. A webcast replay will be available at http://investors.rapid7.com.

About Rapid7

Rapid7 (NASDAQ: RPD) is trusted by IT and security professionals around the world to manage risk, simplify modern IT complexity, and drive innovation. Rapid7 analytics transform today’s vast amounts of security and IT data into the answers needed to securely develop and operate sophisticated IT networks and applications. Rapid7 research, technology, and services drive vulnerability management, penetration testing, application security, incident detection and response, and log management for more than 6,300 organizations across more than 120 countries, including 39% of the Fortune 1000.To learn more about Rapid7 or join our threat research, visit www.rapid7.com.

Non-GAAP Financial Measures and Other Business Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We also use certain non-GAAP financial measures as performance measures under our executive bonus plan. We believe that these non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA. We define adjusted EBITDA as net loss before (1) interest (income) expense, net, (2) other (income) expense, net, (3) provision for income taxes, (4) depreciation expense, (5) amortization of intangible assets, (6) stock-based compensation expense, and (7) certain acquisition-related expenses. We believe that the use of adjusted EBITDA is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. Adjusted EBITDA should not be considered as a substitute for other measures of financial performance reported in accordance with GAAP. There are limitations to using this non-GAAP financial measure, including that other companies may calculate this measure differently than we do, that it does not reflect our capital expenditures or future requirements for capital expenditures and that it does not reflect changes in, or cash requirements for, our working capital and excludes some items that are cash based.

We also monitor operating measures of non-GAAP gross profit, non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share. These non-GAAP financial measures exclude the effect of stock-based compensation expense, amortization of intangible assets, certain acquisition-related expenses, and certain non-recurring, one-time items. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making. While our non-GAAP financial measures are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, you should review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate our business.

Calculated Billings. Calculated billings is a key performance measure that we define as total revenue recognized in accordance with GAAP plus the change in deferred revenue from the beginning to the end of the period. We consider calculated billings to be a useful metric for management and investors, as a supplement to the corresponding GAAP measure of total revenue, because billings drive deferred revenue, which is an important indicator of the health and visibility of trends in our business, and represents a significant percentage of future revenue. We regularly monitor calculated billings because we believe the measure offers valuable information regarding the performance of our business and will help investors better understand the sales activity and performance of our business for a particular period. Our use of calculated billings has limitations as an analytical tool and should not be considered in isolation or as a substitute for revenue recognition or revenue measurement, or an analysis of our results as reported under GAAP. Also, it is important to note that other companies, including companies in our industry, may not use calculated billings as a measure of the business, may calculate billings differently, may have different billing frequencies, or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of calculated billings as a comparative measure.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, many of these costs and expenses that we may incur in the future, we have provided a reconciliation of non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding our future financial and business performance for the second quarter and full-year 2017, anticipated future customer growth, attractiveness of our product offerings and platform and the value proposition of our products, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “may,” “will” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, the ability of our products and professional services to correctly detect vulnerabilities, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to integrate acquired operations, our ability to operate in compliance with applicable laws as well as other risks and uncertainties set forth in the “Risk Factors” section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2016 filed with the Securities and Exchange Commission on March 9, 2017, and subsequent reports that we file with the Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

###

Investor contact:

Jeff Bray

Vice President, Investor Relations

investors@rapid7.com

(857) 990-4074

Press contact:

Rachel E. Adam

Rapid7, Senior PR Manager

press@rapid7.com

(857) 990-4136

Rapid7, Inc.

Consolidated Balance Sheets

(Unaudited, in thousands)

	March 31, 2017	December 31, 2016

Assets
Current assets:
Cash and cash equivalents	$50,662	$53,148
Short-term investments	28,561	18,779
Accounts receivable, net	33,703	49,154
Prepaid expenses and other current assets	7,742	9,152

Total current assets	120,668	130,233

Long-term investments	16,803	20,162
Property and equipment, net	8,010	8,088
Goodwill	75,110	75,110
Intangible assets, net	8,460	8,946
Other assets	720	764

Total assets	$229,771	$243,303

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,495	$4,012
Accrued expenses	16,346	23,499
Deferred revenue, current portion	116,564	116,903
Other current liabilities	1,239	1,195

Total current liabilities	137,644	145,609

Deferred revenue, non-current portion	51,083	52,160
Other long-term liabilities	3,187	3,496

Total liabilities	191,914	201,265
Stockholders’ equity:
Common stock	428	426
Treasury stock	(4,457)	(4,391)
Additional paid-in-capital	441,913	435,360
Accumulated other comprehensive loss	(39)	(19)
Accumulated deficit	(399,988)	(389,338)

Total stockholders’ equity	37,857	42,038

Total liabilities and stockholders’ equity	$229,771	$243,303

Rapid7, Inc.

Consolidated Statements of Operations

(Unaudited, in thousands, except share and per share data)

	Three Months Ended
	March 31, 2017	March 31, 2016
Revenue:
Products	$25,942	$20,145
Maintenance and support	10,802	8,381
Professional services	8,501	6,270

Total revenue	45,245	34,796
Cost of revenue:
Products	4,710	2,598
Maintenance and support	1,878	1,681
Professional services	5,676	4,433

Total cost of revenue	12,264	8,712

Total gross profit	32,981	26,084

Operating expenses:
Research and development	11,393	12,342
Sales and marketing	24,810	22,768
General and administrative	7,248	6,593

Total operating expenses	43,451	41,703

Loss from operations	(10,470)	(15,619)
Other income (expense), net:
Interest income (expense), net	169	(15)
Other income (expense), net	(115)	196

Loss before income taxes	(10,416)	(15,438)
Provision for income taxes	129	142

Net loss	$(10,545)	$(15,580)

Net loss per share, basic and diluted	$(0.25)	$(0.38)

Weighted-average common shares outstanding, basic and diluted	42,016,831	40,547,669

Rapid7, Inc.

Consolidated Statements of Cash Flows

(Unaudited, in thousands)

	Three Months Ended
	March 31, 2017	March 31, 2016
Cash flows from operating activities:
Net loss	$(10,545)	$(15,580)

Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	1,624	1,711
Stock-based compensation expense	4,279	5,519
Provision for doubtful accounts	316	124
Foreign currency re-measurement loss (gain)	44	(223)
Other non-cash expenses	97	78
Change in operating assets and liabilities:
Accounts receivable	15,182	14,048
Prepaid expenses and other assets	1,466	(716)
Accounts payable	(244)	(500)
Accrued expenses	(7,216)	(7,427)
Deferred revenue	(1,416)	1,540
Other liabilities	(266)	(166)

Net cash provided by (used in) operating activities	3,321	(1,592)

Cash flows from investing activities:
Purchases of property and equipment	(1,335)	(1,092)
Purchases of investments	(7,401)	—
Maturities of investments	900	—

Net cash used in investing activities	(7,836)	(1,092)

Cash flows from financing activities:
Payments of capital lease obligations	—	(68)
Taxes paid related to net share settlement of equity awards	(169)	(3,087)
Proceeds from employee stock purchase plan	1,499	2,096
Proceeds from stock option exercises	775	547

Net cash provided by (used in) financing activities	2,105	(512)

Effects of exchange rates on cash and cash equivalents	(76)	151

Net decrease in cash and cash equivalents	(2,486)	(3,045)
Cash and cash equivalents, beginning of period	53,148	86,553

Cash and cash equivalents, end of period	$50,662	$83,508

Rapid7, Inc.

GAAP to Non-GAAP Reconciliation

(Unaudited, in thousands, except share and per share data)

	Three Months Ended
	March 31, 2017	March 31, 2016

Total gross profit (GAAP)	$32,981	$26,084
Plus: Stock-based compensation expense[1]	202	137
Plus: Amortization of intangible assets[2]	439	446

Total gross profit (non-GAAP)	$33,622	$26,667

Gross margin (non-GAAP)	74%	77%

Gross profit (GAAP) - Products	$21,232	$17,547
Plus: Stock-based compensation expense	60	18
Plus: Amortization of intangible assets	439	446

Total gross profit (non-GAAP) - Products	$21,731	$18,011

Gross margin (non-GAAP) - Products	84%	89%

Gross profit (GAAP) - Maintenance and support	$8,924	$6,700
Plus: Stock-based compensation expense	60	59

Total gross profit (non-GAAP) - Maintenance and support	$8,984	$6,759

Gross margin (non-GAAP) - Maintenance and support	83%	81%

Gross profit (GAAP) - Professional services	$2,825	$1,837
Plus: Stock-based compensation expense	82	60

Total gross profit (non-GAAP) - Professional services	$2,907	$1,897

Gross margin (non-GAAP) - Professional services	34%	30%

Loss from operations (GAAP)	$(10,470)	$(15,619)
Plus: Stock-based compensation expense[1]	4,279	5,519
Plus: Amortization of intangible assets[2]	486	583

Loss from operations (non-GAAP)	$(5,705)	$(9,517)

Net loss (GAAP)	$(10,545)	$(15,580)
Plus: Stock-based compensation expense[1]	4,279	5,519
Plus: Amortization of intangible assets[2]	486	583

Net loss (non-GAAP)	$(5,780)	$(9,478)

Net loss per share, basic and diluted (non-GAAP)	$(0.14)	$(0.23)

Weighted-average common shares outstanding, basic and diluted	42,016,831	40,547,669

[1] Includes stock-based compensation expense as follows:
Cost of revenue	$202	$137
Research and development	1,513	1,493
Sales and marketing	1,403	2,901
General and administrative	1,161	988

[2] Includes amortization of intangible assets as follows:
Cost of revenue	$439	$446
Sales and marketing	38	38
General and administrative	9	99

Rapid7, Inc.

Reconciliation of Total Revenue to Calculated Billings

(Unaudited, in thousands)

	Three Months Ended March 31,
	2017	2016

Total revenue	$45,245	$34,796
Add: Deferred revenue, end of period	167,647	131,857
Less: Deferred revenue, beginning of period	169,063	130,317

Calculated billings	$43,829	$36,336

Reconciliation of Net Loss to Adjusted EBITDA

(Unaudited, in thousands)

	Three Months Ended March 31,
	2017	2016

Net loss	$(10,545)	$(15,580)
Interest (income) expense, net	(169)	15
Other (income) expense, net	115	(196)
Provision for income taxes	129	142
Depreciation expense	1,138	1,128
Amortization of intangible assets	486	583
Stock-based compensation expense	4,279	5,519

Adjusted EBITDA	$(4,567)	$(8,389)